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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Sepracor Inc. on Form S-8 relating to the 1999 Director Stock Option Plan, of our report dated February 2, 1999 on the financial statements of BioShere Medical, Inc. (formerly BioSepra Inc.) and subsidiaries as of and for the year ended December 31, 1998, included in Sepracor Inc.'s 1998 Annual Report on Form 10-K/A.

                                     /s/ Arthur Andersen LLP
                                         Arthur Andersen LLP


Boston, Massachusetts
August 11, 1999